Exhibit 99.1

PRESS RELEASE

Crossroads Systems Regains Compliance with NASDAQ Listing Requirement

AUSTIN, Texas – July 6, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS), an intellectual property licensing company, today announced that on July 5, 2016 it received notification from The NASDAQ Stock Market (“Nasdaq”) that Crossroads has regained compliance with the Nasdaq Listing Rule 5550(a)(2) requirement for continued listing on Nasdaq and that this matter is now closed.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is an intellectual property licensing company headquartered in Austin, Texas. Founded in 1996 as a product solutions company, Crossroads created some of the storage industry's most fundamental patents and has licensed patents to more than 50 companies since 2000. Visit www.crossroads.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: variations in quarterly results, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the Company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.

Contact:

Mark Hood

Crossroads Systems

ir@crossroads.com